Exhibit 8

Tsakos Energy Navigation Ltd. and Subsidiaries

As of 31 March 2016

Company	Country of Incorporation	Vessel
Oak Shipping Co. Ltd.	Liberia	Millennium
Romeo Shipping Company Limited	Liberia	Silia T
Freeport Dominion S.A. *	Panama	Maya
Freeport Faith S.A.*	Panama	Inca
Ergo Glory S.A.	Panama	Andes
World Excellence S.A.	Panama	Didimon
Apollo Honour S.A.	Panama	Amphitrite (Antares)
Apollo Glory S.A.	Panama	Eurochampion 2004
Apollo Excellence S.A.	Panama	Euronike
Activity Excellence S.A.	Panama	Archangel
Worldwide Overseas S.A.	Panama	Alaska
Fortune Faith S.A.	Panama	Arion
Victory Faith S.A.	Panama	Andromeda
Victory Spirit S.A.	Panama	Aegeas
Victory Mare S.A.	Panama	Izumo Princess
Universal Reserve S.A.	Panama	Sakura Princess
Sea Countess S.A.	Panama	Maria Princess
Global Triumph S.A.	Panama	Nippon Princess
Fairsea Enterprises S.A.	Panama	Ise Princess
Freeport Champion S.A.	Panama	Asahi Princess
Prosperity Faith S.A.	Panama	Sapporo Princess
Prosperity Success S.A.	Panama	Uraga Princess
Mercury Emerald S.A.	Panama	Arctic
Powerful Shipping S.A.	Panama	Antarctic
Sea Optima S.A.	Panama	Neo Energy
Shipping Celebrity S.A.	Panama	Artemis
Southport Marine S.A.	Panama	Afrodite
Southport Maritime S.A.	Panama	Ariadne
Sea Pioneer S.A.	Panama	Apollon
Sea Celebrity S.A.	Panama	Aris
Gladiator Shipping Services S.A.	Panama	Ajax
Southport Navigation S.A.	Panama	Proteas
Triton Success S.A.	Panama	Promitheas
Triton Triumph S.A.	Panama	Propontis
Optima Maritime S.A.	Panama	Byzantion
Optima United S.A.	Panama	Bosporos
Bayswater Trading Co. Ltd.	Liberia	Selecao
Kerry Trading Company Limited	Liberia	Socrates
Marine Velvet S.A.	Panama	Spyros K.
Medway Sea S.A.	Panama	Dimitris P.
Sayers Shipping Corp.	Liberia	World Harmony
Maynard Shipping Corp.	Liberia	Chantal
Payton Shipping Corp.	Liberia	Selini
Dorsett Shipping Corp.	Liberia	Salamina
Rio 2016 Special Maritime Enterprise	Greece	Rio 2016
Pearsall Shipping Corporation	Liberia
Brasil 2014 Special Maritime Enterprise	Greece	Brasil 2014

Company	Country of Incorporation	Vessel
Angleton Shipping Corporation	Liberia
Prescott Maritime Limited	Marshall Islands	Eurovision
Jelika Shipping Inc.	Marshall Islands	Euro
Delmar Marine Corp.	Marshall Islands	Decathlon
Larina Navigation Co.	Marshall Islands	Pentathlon
Canyon Trading Corporation	Liberia	H/N 2612

Mare Success S.A.	Panama	49% owned by Flopec
Alcea Shipping S.A.	Liberia	S 7003
Apoplous Shipping Inc.	Marshall Islands	H/N 5010
Leega Shiptrade Company	Marshall Islands	H/N 5011
Sentra Shipping Company	Marshall Islands	H/N 5012
Soft Shipmanagement Ltd	Marshall Islands	H/N 5013
Twitt Navigation Limited	Marshall Islands	H/N 5014
Barsley Maritime S.A.	Marshall Islands	H/N 5015
Cierzo Marine Ltd.	Marshall Islands	H/N 5016
Daucina Navigation S.A.	Marshall Islands	H/N 5017
Etesian Shiptrade S.A.	Marshall Islands	H/N 5018
Chiara Shiptrade Co.	Marshall Islands	S3116
Tauris Shipping Inc.	Marshall Islands	S3117
Chione Navigation Ltd	Marshall Islands	S7004
Callidora Shiptrade S.A.	Marshall Islands	S779
Octavia Navigation Inc.	Marshall Islands	S780

*	Owned 100% by Mare Success S.A.